Exhibit 24.1

SPECTRA ENERGY CORP

Power of Attorney

FORM S-3

Registration Statement

Under

The Securities Act of 1933

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Spectra Energy Corp, a Delaware corporation, and certain of its directors and officers do hereby constitute and appoint Gregory L. Ebel, J. Patrick Reddy, Patricia M. Rice and Reginald D. Hedgebeth, and each of them, to act as attorneys-in-fact for and in the respective names, places, and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission a registration statement or registration statements, including, without limitation, the power and authority to sign, in the name and on behalf of the undersigned, a Registration Statement on Form S-3 to register shares of common stock issuable upon exchange or redemption of Spectra Energy exchangeable shares of Spectra Energy Canada Exchangeco Inc., and any and all amendments thereto, including post-effective amendments, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 8th day of December, 2009.

SPECTRA ENERGY CORP

By:	/s/ Gregory L. Ebel
Gregory L. Ebel President and Chief Executive Officer

ATTEST:

/s/ Patricia M. Rice
Secretary

/s/ Gregory L. Ebel	President and Chief Executive Officer
Gregory L. Ebel	(Principal Executive Officer and Director)

/s/ J. Patrick Reddy	Chief Financial Officer
J. Patrick Reddy	(Principal Financial Officer)

/s/ Sabra L. Harrington	Vice President and Controller
Sabra L. Harrington	(Principal Accounting Officer)

/s/ Austin A. Adams	(Director)
Austin A. Adams

/s/ Paul M. Anderson	(Director)
Paul M. Anderson

/s/ Pamela L. Carter	(Director)
Pamela L. Carter

/s/ F. Anthony Comper	(Director)
F. Anthony Comper

/s/ William T. Esrey	(Director)
William T. Esrey

/s/ Peter B. Hamilton	(Director)
Peter B. Hamilton

/s/ Dennis R. Hendrix	(Director)
Dennis R. Hendrix

/s/ Michael McShane	(Director)
Michael McShane

/s/ Michael E. J. Phelps	(Director)
Michael E. J. Phelps